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                                                                    EXHIBIT 12.2

                                  MAXXAM INC.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

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                                                            Nine Months Ended
                                                              September 30,                  Years Ended December 31,
                                                            -----------------   -------------------------------------------------
                                                             1996      1995      1995       1994       1993      1992      1991
                                                            -------   -------   -------   --------   --------   -------   -------
                                                                                    (In millions of dollars)
Historical:
Earnings are calculated as follows:
  Income (loss) before income taxes, minority interests,
    extraordinary item and cumulative effect of
    changes in accounting principles.....................   $  8.4    $ 59.5    $ 94.5   $ (171.8)  $ (211.4)   $(13.2)   $ 67.4
  Add (deduct):
    Fixed charges as calculated below....................    143.5     162.5     216.3      229.3      213.8     215.1     233.1
    Undistributed (earnings) losses of less than 50%
      owned companies....................................     (9.2)    (17.2)    (19.2)       1.9        3.3       1.9      19.2
    Capitalized interest, included in fixed charges......     (3.3)     (2.0)     (2.8)     (3.0)       (4.3)     (5.2)     (5.1)
    Preferred stock dividend requirements of
      subsidiaries, included in fixed charges............     (1.5)    (17.2)    (21.7)     (35.5)     (10.9)     (4.6)     (2.0)
    Equity in losses of less than 50% owned companies
      where a majority owned subsidiary of the Company
      has guaranteed the debt of such companies..........       --        --        --       (4.7)      (2.5)       --      (4.4)
                                                            ------    ------    ------   --------   --------    ------    ------
                                                            $137.9    $185.6    $267.1   $   16.2   $  (12.0)   $194.0    $308.2
                                                            ======    ======    ======   ========   ========    ======    ======
Fixed charges are calculated as follows:
  Interest expense.......................................   $128.8    $129.7    $172.7   $  167.3   $  169.5    $181.8    $198.8
  Amortization of deferred financing costs...............      6.7       6.4       8.6        9.6       15.6      13.8      12.1
  Capitalized interest...................................      3.3       2.0       2.8        3.0        4.3       5.2       5.1
  Interest component of rental expense...................      3.2       7.2      10.5        9.8       10.5       9.7       9.7
  Preferred stock dividend requirements of
    subsidiaries.........................................      1.5      17.2      21.7       35.5       10.9       4.6       2.0
  Interest expense related to guaranteed debt of less
    than 50% owned companies (incurring losses) of
    the Company's majority owned subsidiary..............       --        --        --        4.1        3.0        --       5.4
                                                            ------    ------    ------   --------   --------    ------    ------
                                                            $143.5    $162.5    $216.3   $  229.3   $  213.8    $215.1    $233.1
                                                            ======    ======    ======   ========   ========    ======    ======
Ratio of earnings to fixed charges.......................                1.1x      1.2x                                      1.3x
                                                                      ======    ======                                    ======
Fixed charge coverage deficiency.........................   $ (5.6)                      $ (213.1)   $(225.8)   $(21.1)
                                                            ======                       ========   ========    ======
Pro Forma:
Earnings are calculated as follows:
  Income (loss) before income taxes, minority interests,
    extraordinary item and cumulative effect of
    changes in accounting principles.....................   $(13.7)             $ 62.2
  Add (deduct):
    Fixed charges as calculated below....................    165.6               246.7
    Undistributed (earnings) losses of less than 50%
      owned companies....................................     (9.2)              (19.2)
    Capitalized interest, included in fixed charges......     (3.3)               (2.8)
    Preferred stock dividend requirements of
      subsidiaries, included in fixed charges............     (1.5)              (21.7)
    Equity in losses of less than 50% owned companies
      where a majority owned subsidiary of the Company
      has guaranteed the debt of such companies..........       --                  --
                                                            ------              ------
                                                            $137.9              $265.2
                                                            ======              ======
Fixed charges are calculated as follows:
  Interest expense.......................................   $149.7              $201.5
  Amortization of deferred financing costs...............      7.9                10.2
  Capitalized interest...................................      3.3                 2.8
  Interest component of rental expense...................      3.2                10.5
  Preferred stock dividend requirements of
    subsidiaries.........................................      1.5                21.7
  Interest expense related to guaranteed debt of less
    than 50% owned companies (incurring losses) of
    the Company's majority owned subsidiary..............       --                  --
                                                            ------              ------
                                                            $165.6              $246.7
                                                            ======              ======
Ratio of earnings to fixed charges.......................                          1.1x
                                                                                ======
Fixed charge coverage deficiency.........................   $(27.7)
                                                            ======


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